Exhibit 99.1

Yield10 Bioscience Announces Pricing of $12.7 Million Public Offering

WOBURN, Mass., Jan. 31, 2021 (GLOBE NEWSWIRE) -- Yield10 Bioscience, Inc. (Nasdaq: YTEN), an agricultural bioscience company, today announced the pricing of its underwritten public offering of 1,040,000 shares of its common stock at a public offering price of $12.25 per share. The gross proceeds from the public offering will be approximately $12.7 million, the maximum amount currently available to it under the company’s shelf registration statement, before deducting underwriting discounts and commissions and estimated offering expenses. Existing investors, including shareholder Jack W. Schuler, as well as institutional and retail investors participated in the offering.

The public offering is expected to close on or about Wednesday, February 3, 2021, subject to customary closing conditions.

Maxim Group LLC is acting as the sole book-running manager for the public offering.

The public offering is being made pursuant to an effective shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission (SEC) on April 1, 2020 and declared effective on April 10, 2020. A preliminary prospectus supplement describing the terms of the public offering has been filed with the SEC. A final prospectus supplement will be filed with the SEC and will form a part of the effective registration statement. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the public offering may be obtained by contacting Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, or by telephone at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Yield10 Bioscience

Yield10 Bioscience, Inc. is an agricultural bioscience company developing crop innovations aligned with trends in global food security, social responsibility, and sustainability. The Company is using its “Trait Factory,” a differentiated trait gene discovery platform including the “GRAIN” big data mining trait gene discovery tool as well as the Camelina oilseed “Fast Field Testing” system, to develop improved Camelina varieties to produce proprietary products, and to produce high value seed traits for the agriculture and food industries. The Company’s goals are to efficiently develop and commercialize a high value crop products business based on superior varieties of Camelina for producing feedstock oils, nutritional oils, and PHA bioplastics. As a path toward commercialization of novel traits, Yield10 is pursuing a partnering approach with major agricultural companies to drive new traits into development for canola, soybean, corn, and other commercial crops. Yield10 is headquartered in Woburn, MA and has an Oilseeds Center of Excellence in Saskatoon, Canada.

For more information about the company, please visit www.yield10bio.com, or follow the Company on Twitter, Facebook and LinkedIn.

(YTEN-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, the closing of the public offering described in this press release, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10 Bioscience's filings with the Securities and Exchange Commission. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.

Contacts:

Yield10 Bioscience:

Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com

Investor Relations:

Bret Shapiro, (561) 479-8566, brets@coreir.com

Managing Director, CORE IR

Media Inquiries:

Eric Fischgrund, eric@fischtankpr.com

FischTank PR